EMPLOYMENT AGREEMENT

Employment Agreement between Bowman Beauty and Barber Supply, Inc. (the "Company") and Brenda Bowman (the "Employee" or "Bowman").

1. For good consideration, the Company employs the Employee on the following terms and conditions.

2. **Term of Employment.** Subject to the provisions for termination set forth below this agreement will begin on August 18, 2008 and terminate four years thereafter.

3. **Salary.** The company shall pay employee a salary of $50,000 per year, for the services of the Employee, payable at regular payroll periods. Salary will be increased 3.0% annually on the anniversary date of employment.

If, for any reason, Bowman's employment is terminated, her salary shall be paid to her husband, Gerald Bowman, for the remaining term of this agreement. However, said salary payments shall cease if Gerald Bowman's employment with the Company is terminated.

4. **Healthcare and other benefits.** Employee shall receive healthcare and other benefits provided by the Company commensurate with such benefits provided by the Company, The Stephan Co. ("TSC"), and their affiliates to other employees at similar levels of employment and responsibility.

5. **Duties and Position.** The Company hires the Employee in the capacity of co-General Manager. The Employee's duties may be reasonably modified at the Company's discretion from time to time by the CEO of TSC.

Location of Employment. Bowman shall acquit her duties as Employee and co-General Manager of the Company at her offices in Wilmington, NC, where she also has her principal residence. She shall not be required to move her residence from Wilmington, NC during her term of employment hereunder.

The Company's base of operations shall continue to be in Wilmington, NC during the term of Bowman's employment hereunder. The Company's executive offices shall be located in Ft. Lauderdale, Florida or such other place as the Company may determine.

However, if circumstances require the Company's base of operations be relocated more than fifty miles from Wilmington, NC, Bowman will not be required to relocate or commute. Her place of employment will remain in Wilmington, NC and she will perform such duties from Wilmington, NC as the Company may direct.

6. **Employee to Devote Full Time to Company.** The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such

activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other unrelated or non-competitive businesses provided those investments do not require active involvement in the operations of said companies. Employee will report to Frank F. Ferola, CEO of TSC.

7. **Confidentiality of Proprietary Information.** Employee agrees, during or after the term of her employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed, the right to secure an injunction is not exclusive, and the Company may pursue any other remedies in has against Employee for a breach or threatened breach of this condition, including the recovery of damages from Employee.

8. **Reimbursement of Expenses.** The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after Employee presents an itemized account of expenditures, pursuant to Company policy. Further, Company will reimburse or pay directly ownership costs (not to include fuel) of two automobiles owned by the Company and currently used by Employee and her husband. .

9. **Vacation.** The Employee shall be entitled to a yearly vacation at full pay in accordance with policy of TSC.

Termination of Agreement without Cause. The Company may terminate this agreement at any time upon 30 days' written notice to the Employee. In such event, the Company will pay remainder of the amounts due under this Agreement when due.

11.1 **Termination for Cause.**

a. The Company shall have the right to terminate this Agreement for Cause, effective upon written notice to the Employee. Except for accrued and unpaid salary to the effective date of such termination and reimbursement of accrued business expenses, Employ shall have no further rights to any compensation whatsoever under this Agreement. For the purposes of this Agreement, "Cause" shall only include:

i. the commission of an act of fraud, material dishonesty, or gross negligence with respect to the Company or otherwise act with willful disregard for the Company's best interest;

ii. conviction of, plea of guilty or nolo contendere to any misdemeanor (other that for minor infractions) involving fraud, breach of trust, misappropriation, or other similar activity, or any felony;

iii. the commission of a crime involving moral turpitude;

iv. the willful breach of the Agreement, including all terms, obligations and/or representations, in a manner materially injurious to the Company (act or omission shall be willful if it is done in bad faith or without reasonable belief that the action or omission was in the interest of the Company and consistent with the duties and obligations of the Employee arising from this Agreement);

v. the seizure of a corporate opportunity by the Employee for the benefit of himself instead of the Company if it is within the scope of the Company's business, as well as its subsidiaries or affiliates' businesses;

vi. an act of dishonesty either involving the Employee's employment of harmful to Company or other employees; and

vii. Gross incompetence or mismanagement or substantial absence from the offices of the Company or other gross and willful neglect or failure to perform the duties hereunder, unless occasioned by disability as hereinafter provided.

viii. If, for any reason, the employment of Gerald Bowman is terminated.

b. The termination of the Employee for Cause will be effective immediately upon the Company's written notice. Prior to the termination of the Employee for Cause, the Company will specify in writing the nature of the act, omission, refusal or failure that is deemed to constitute Cause and Employee shall have three (3) business days to cure such breach, if curable, and avoid termination. It will be at the sole discretion of the Board of the Company to determine whether the Employee has successfully cured such breach, provided that this decision does not precluded Employee from seeking redress to the extent it may be available by law.

11.2 **Termination in the Event of Total Disability.** Employee's employment with the Company may be terminated in the event of Employee's total disability. The term "Total Disability" shall mean the Employee's complete inability to work in any single continuous period of three (3) months by reason of illness or other medial disability or one hundred twenty (120) days in any six (6) month period ("Disability Period"), or as defined under Company's long term disability insurance then in effect, if any. During such Disability Period in which Employee has been unable to work, the Company shall continue to pay Employee's salary and other benefits. If Employee suffers Total Disability, the Company has the option to terminate Employee's employment effective upon giving the Employee notice of termination at any time after Employee has suffered Total Disability after Employee has exhausted any rights, if any, to retention and

reemployment under applicable laws. In the event of termination under this section Employee shall be compensated in the same manner as paragraphs 3 and 4.

12. **Assistance in Litigation.** Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

13. **Settlement by Arbitration.** Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

14. **Limited Effect of Waiver by Company.** Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

15. **Severability.** If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. This agreement embodies the entire agreement and understanding of the parties and supersedes and cancels all prior agreements between them relating to the subject matter hereof.

16. **Assumption of Agreement by Company's Successors and Assignees.** This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, and personal representatives.

17. **Oral Modifications Not Binding.** This Agreement is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

18. **Non-competition.** For good and valuable consideration the receipt of which is herby acknowledged and reflected in the purchase price of the capital stock of the Company from Employee, Employee hereby agrees not to directly or indirectly compete with the business of the Company, TSC or any of TSC's subsidiaries now engaged in, or during the period of the Employment Agreement, to be engaged in during the period of non-competition (three years).

Employee shall not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, the present and future business of the Company or TSC or such other business activity in which Company may substantially engage in during the term of this Employment Agreement and the period of non-competition. Employee acknowledges that the Company or TSC may, in reliance of this Agreement, provide Employee access to trade secrets, intangible assets, recipes, bills of material, methods of operation, customers and other confidential and proprietary information of the Company or TSC. Employee agrees to retain said information as

confidential and not to use said information on her own behalf or disclose same to any third party.

This non-compete agreement shall be in full force and effect for three years, commencing with the date of employment termination. Additionally, Employee shall not compete utilizing direct mail or internet access from any location.

Signed this 21st day of ~~September~~ OCTOBER 2008.

Bowman Barber and Beauty Supply, Inc.,

by: Frank F. Ferola, President

Brenda Bowman

Guaranteed by The Stephan Co. as to the financial obligations of Bowman Barber and Beauty Supply, Inc. under this agreement.

The Stephan Co.

By: ______________________

Frank F. Ferola, CEO